EXHIBIT 99.1

Superconductor Technologies Reports 2014 Second Quarter Results

- Attains pilot production target of 500A/cm, in a run yielding 100% of the systems design capacity -

- Completes initial installation of source chamber and process controls for 1km RCE machine -

- Recognizes one-time gain of $3.5 million from its investment in Resonant -

AUSTIN, Texas, Aug. 7, 2014 (GLOBE NEWSWIRE) --Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the second quarter ended June 28, 2014.

Jeff Quiram, STI's president and chief executive officer, stated, "We accomplished a significant milestone in the second quarter by completing a full pilot production run of Conductus® wire that achieved, on a pilot scale, our commercialization performance target of a minimum current of 500 Amps per centimeter (A/cm) width at 77k. Our ability to increase the performance of Conductus wire from 350A/cm to 500A/cm in pilot runs in the span of less than six months is very encouraging. In addition, to support our wire program we completed the installation and calibration of characterization equipment that enables us to test Conductus wire performance up to 1,000 Amps on 1 kilometer lengths. This important production tool greatly improves our efficiency, capacity and quality, allowing us to meet accepted standard testing specified by our customers.

"In the second quarter and the third quarter through August 1st, we shipped 11 orders: six for Stage 1 customers conducting performance evaluation and five for Stage 2 customers testing simulated devices for commercial deployment. Five of the 11 shipments were to new customers as we continue to grow our customer base. During the same period, we received five new orders and project commitments for evaluation and qualification testing as customer interest remains strong. Year-to-date, we have shipped 20 Conductus wire orders. Our current customers are evaluating Conductus wire for multiple applications such as superconducting fault current limiters, high performance magnets, power cables and nuclear magnetic resonance equipment.

"Operationally, we are focused on the transition from our pilot equipment to our 1 kilometer production equipment that is designed to produce 750 kilometers of Conductus wire annually. Our IBAD and SDP machines are production ready, with SDP now scaled to run at widths of 100mm. The RCE 1 kilometer production equipment is made up of three components: the source chamber, the vacuum deposition chamber and the process control software that runs the entire system. The source chamber is installed, functioning and being used to test portions of our software system, which is operational and being calibrated. As recently disclosed, the delivery of the last component, the vacuum deposition chamber, has been delayed from our original plan. We are working closely with our supplier to complete the assembly as quickly as possible. The supplier expects it to be ready in late August. While we are disappointed with the delay by our supplier, we still expect commercial volume production to begin in the fourth quarter and the ramp to full capacity in early 2015."

STI's second quarter 2014 net revenues were $75,000 compared to $389,000 in the first quarter of 2014 and $555,000 in the second quarter of 2013. Revenue for all periods was primarily from legacy wireless products. In the second quarter 2014, STI recognized a one-time gain of $3.5 million from its investment in Resonant Inc. Net loss for the second quarter 2014 was $55,000, or a loss of $0.00 per basic and diluted share, compared to a net loss of $2.9 million, or a loss of $0.25 per basic and diluted share, in the first quarter of 2014, and a net loss of $2.4 million, or a loss of $0.54 per basic and diluted share, in the second quarter of 2013.

For the six-month period ending June 28, 2014, total net revenues were $464,000, compared to $1.3 million for the first half of 2013. Including the aforementioned one-time gain of $3.5 million, the net loss for the first half of 2014 was $3.0 million, or $0.24 per share, compared to $4.8 million, or $1.12 per share, for the prior year's first half.

Investor Conference Call

STI will host a conference call and simultaneous webcast today, Aug. 7th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. Participating in the call will be Jeff Quiram, president and chief executive officer; and Bill Buchanan, vice president and chief financial officer. To listen to the call live, please dial 1-888-329-8862 at least 10 minutes before the start of the conference. International participants may dial 1-719-457-2697. The conference ID is 8538692. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on August 12th by dialing 1-888-203-1112 or 1-719-457-0820, and entering pass code 8538692. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Austin, TX, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: the ability of our suppliers, who we do not control, to produce and deliver equipment on a timely basis; our ability to incorporate and fully assemble new equipment effectively and on time into our production processes; our ability to calibrate and use new equipment to produce wire in accordance with our timetable; our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations (whether through registered direct offerings or otherwise), and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price, which may decline in connection with the sales under registered direct offerings or otherwise; the dilutive impact of any issuances of securities to raise capital; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2013 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA      +1-415-433-3777      invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net revenues	$ 75,000	$ 555,000	$ 464,000	$ 1,331,000

Costs and expenses:
Cost of commercial product revenues	352,000	394,000	722,000	620,000
Research and development	1,515,000	1,411,000	2,986,000	2,849,000
Selling, general and administrative	1,366,000	1,130,000	2,714,000	2,475,000

Total costs and expenses	3,233,000	2,935,000	6,422,000	5,944,000

Loss from operations	(3,158,000)	(2,380,000)	(5,958,000)	(4,613,000)

Other Income and Expense:

Gain (loss) from investment in Resonant	3,465,000	(56,000)	3,465,000	(238,000)
Adjustments to fair value of warrant derivatives	(656,000)	--	(888,000)	--
Other income	293,000	--	390,000	6,000
Interest income	1,000	--	1,000	1,000
Net loss	$ (55,000)	$ (2,436,000)	$ (2,990,000)	$ (4,844,000)

Basic and diluted loss per common share	$ (0.00)	$ (0.54)	$ (0.24)	$ (1.12)

Basic and diluted weighted average number of common shares outstanding	13,026,636	4,521,731	12,463,364	4,337,905

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28,	December 31,
	2014	2013
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$ 3,605,000	$ 7,459,000
Accounts receivable, net	278,000	6,000
Inventory, net	67,000	76,000
Resonant securities	3,650,000	--
Prepaid expenses and other current assets	198,000	437,000
Total Current Assets	7,798,000	7,978,000

Property and equipment, net of accumulated depreciation of
$6,505,000 and $11,626,000, respectively	7,744,000	5,473,000
Patents, licenses and purchased technology, net of accumulated amortization
of $758,000 and $722,000, respectively	894,000	888,000
Other assets	258,000	501,000
Total Assets	$ 16,694,000	$ 14,840,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 694,000	$ 703,000
Accrued expenses	430,000	637,000
Total Current Liabilities	1,124,000	1,340,000
Other long term liabilities	7,147,000	6,194,000
Total Liabilities	8,271,000	7,534,000

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
328,925 and 328,925 shares issued and outstanding, respectively	--	--
Common stock, $.001 par value, 250,000,000 shares authorized,
13,119,348 and 11,634,950 shares issued and outstanding, respectively	13,000	12,000
Capital in excess of par value	285,517,000	281,411,000
Accumulated deficit	(277,107,000)	(274,117,000)
Total Stockholders' Equity	8,423,000	7,306,000
Total Liabilities and Stockholders' Equity	$ 16,694,000	$ 14,840,000

Note – December 31, 2013 balances were derived from audited consolidated financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 28, 2014	June 29, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,990,000)	$ (4,844,000)
Adjustments to reconcile net loss to net cash used for
operating activities:
Depreciation and amortization	665,000	589,000
Stock-based compensation expense	356,000	296,000
Write-off of intangibles	--	87,000
Adjustment to fair value of warrant derivatives	888,000	--
Gain on disposal of property and equipment	(102,000)	(6,000)
(Gain) loss in investment in Resonant	(3,465,000)	238,000
Changes in assets and liabilities:
Accounts receivable	(272,000)	(110,000)
Inventories	9,000	(56,000)
Prepaid expenses and other current assets	238,000	(18,000)
Patents and licenses	(42,000)	(38,000)
Other assets	55,000	34,000
Accounts payable, accrued expenses and other current liabilities	(136,000)	37,000
Net cash used in operating activities	(4,796,000)	(3,791,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,905,000)	(181,000)
Net proceeds from sale of property and equipment	96,000	6,000
Net cash used in investing activities	(2,809,000)	(175,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	3,751,000	1,945,000
Net cash provided by financing activities	3,751,000	1,945,000

Net decrease in cash and cash equivalents	(3,854,000)	(2,021,000)
Cash and cash equivalents at beginning of period	7,459,000	3,634,000
Cash and cash equivalents at end of period	$ 3,605,000	$ 1,613,000